EXHIBIT 32

STATEMENT REQUIRED BY 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Paradise Tan, Inc. (the "Company") for the three and nine months ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ronald Schaefer, Chief Executive Officer, President and Treasurer, and Daniel Sturdivant, Chief Financial Officer of the Company, certify that:

* the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

* information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented.

Date: December 30, 2005	By:	/s/ Ronald Schaefer
Ronald Schaefer Director, President and Chief Executive Officer

Date: December 30, 2005	By:	/s/ Daniel Sturdivant
Daniel Sturdivant Director and Chief Financial Officer